EXHIBIT 10.7
                        EASTERN ENTERPRISES

              DEFERRED COMPENSATION PLAN FOR TRUSTEES





1.   Purpose

     The purpose of this plan (the "Plan") is to assist members of the Board of Trustees of
Eastern Enterprises ("Eastern") who are not employees of Eastern in making more satisfactory provision for their income following their retirement from the Board. To accomplish this purpose, the Plan establishes arrangements under which certain cash amounts payable by Eastern to such members may be deferred until after the retirement of such members from the Board of Trustees. In addition, the Plan gives such Trustees the option to have all or a portion of their deferred payments credited to Share Units, as hereinafter provided.


2.   Administration

     The Plan will be administered by the Treasurer of Eastern.


3.   Deferral of Retainers and of Fees for Attendance at Meetings

     Each member of the Board of Trustees of Eastern who is not an employee of Eastern will have the right to defer receipt of payments on account of all cash retainers and fees for attendance at meetings ("meeting fees") to which he or she may be entitled for any calendar year as a member of the Board of Trustees, including those to which he or she is entitled as a member of any Committee of the Board of Trustees or as Chairman of any such
Committee. In order to exercise his or her right to defer receipt of such cash payments for any calendar year, the member must make an election in accordance with the provisions of paragraph 4 below. Such election must also set forth the method by which the deferred amounts will be paid, subject to the provisions of paragraph 6 below.

     Any election to defer receipt of payments on account of retainers and meeting fees payable in cash will apply to all such payments for the calendar year to which the election relates.

4.   Election to Defer

     a. Except as provided in 4.b and 4.c below, any member of the Board of
          Trustees who wishes to defer receipt of payments on account of retainers or meeting fees payable in cash for any calendar year must make an irrevocable election on a form satisfactory to the Treasurer prior to the beginning of the calendar year in which the amounts would be paid if no such election were made.

     b. In the case of payments on account of retainers or meeting fees for 1980, the election must be made prior to the 1980 annual meeting of shareholders of
          Eastern and must be on a form satisfactory to the Treasurer. Any such election will apply to all such amounts which would be paid during 1980 after the date of such election if no such election were made.

     c. In the case of the first calendar year in which an individual becomes a member of the Board of Trustees, or becomes entitled to retainers and meeting fees, the election must be made prior to the date on which such individual becomes a member of the Board of Trustees or becomes so entitled. Such election will apply to all such amounts which would be paid in cash during such year if no such election were made.


5.   Cash Accounts; Share Unit Accounts

     a. Each member who elects to defer under the Plan receipt of payments for a calendar year after 1992 shall, on the form referred to in paragraph 4. hereof, make an irrevocable election to credit each such deferred payment entirely to his or her Cash Account or entirely to his or her Share Unit Account, or to have a fixed percentage of each such deferred payment credited to his or her
          Share Unit Account and the balance to his or her Cash Account. For members who participated in the Plan for any year prior to 1993, the accounts to which their deferred payments for such year(s) have been credited are their Cash
          Accounts. Each such member shall have the right to make a one-time irrevocable election, on or prior to December 31, 1992, to transfer from his or her Cash Account to his or her Share Unit Account all or a portion of amounts deferred from years prior to 1993.

     b.   If a member has a balance in his or her Cash Account,
          then amounts will be
          credited to such Cash Account as of the end of each
          calendar year based upon
          the average balance therein during such year (including
          any prior interest
          credits) and upon a rate, as determined by the Treasurer
          of Eastern, equal to
          the prime rate* of interest charged by The First <F1> National Bank of Boston as of the first day of such year or upon a rate based on such other indices as the
          Treasurer of Eastern in his or her sole discretion from
          time to time selects.
          Such credits will be made as long as there is any amount credited to such Cash
          Account.
[FN]
- ----------
<F1> * Amended on January 27, 1994 to increase rate to prime rate plus one percent.

     c. If a member elects to have all or a portion of his or her deferred payments for any year after 1992 credited to his or her Share Unit Account, a number of whole and fractional Share Units shall be credited to such Account, as of the date when each deferred payment or portion thereof would have been payable, equal to the amount of such deferred payment or portion thereof divided by the
          Fair Market Value of a share of Common Stock, $1.00 par value, of Eastern
          ("Common Stock") on such date. If a member elects pursuant to paragraph
          5.a. to transfer from his or her Cash Account to his or her Share Unit Account an amount deferred from any year(s) prior to 1993, a number of whole and fractional Share Units shall be credited to such Share Unit Account on January
          4, 1993, equal to such transferred amount divided by the Fair Market Value of a share of Common Stock on such date. In addition, on the date of payment of each cash dividend declared on the Common Stock, there shall be credited to each Share Unit Account with Share Units therein on such date a number of additional Share Units, such number to be determined by dividing the dollar amount of dividends that would be payable on the number of shares of
          Common Stock represented by the Share Units in such Account on the record date for such dividend, by the Fair Market Value of a share of Common Stock on the payment date of such dividend. The number of Share Units in each
          Share Unit Account shall be appropriately adjusted by the Treasurer of Eastern in the event of any stock dividend or split, recapitalization, merger in which
          Eastern is the surviving entity, combination or exchange of shares or similar corporate change affecting the number or type of shares of Eastern stock outstanding. For purposes of this Plan, the "Fair Market Value" of a share of Common Stock on any day shall be the average of the high and low prices of the Common Stock as published in the New York Stock Exchange Composite
          Transactions listing for such day (or, if the New York Stock Exchange is not open for trading on such day, the last previous day on which such trading occurred); provided that, in the event that such prices for the Common Stock shall not be so published, the Fair Market Value of the Common Stock shall be reasonably determined by the Treasurer of Eastern.

     d. Commencing six months and one day following the date on which a member ceases to be a member of the Board of Trustees, such former member may elect to make annual transfers of all or a portion of amounts in his or her Cash
          Account to his or her Share Unit Account, and vice versa. Each such transfer shall be effected on the first business day of January of the year following the year in which the transfer election is made. In the event of such a transfer to a Share Unit Account, such Account shall be credited with Share Units based on the Fair Market Value of the Common Stock on the date of transfer. In the event of such a transfer from a Share Unit Account, the Share Units in such account shall be converted to cash based on the Fair Market Value of the
          Common Stock on the date of transfer. On the date of any payment from a
          Share Unit Account pursuant to paragraph 6.a., 6.b. or 6.c. hereof, the number of whole and fractional Share Units required to make such payment shall be converted to cash based on the Fair Market Value of the Common
          Stock on such date. Payments from Share Unit Accounts shall be made in cash only, and members, former members and beneficiaries shall in no event have any right to receive Share Units or shares of Common Stock under the
          Plan. In the event that any installment payment under paragraph 6.a., 6.b. or
          6.c. is to be made from both a member's or former member's Share Unit
          Account and Cash Account, an amount shall be paid from each Account in proportion to the value of such Account on the payment date.


6.   Payment of Amounts Deferred

     a.   Amounts in a member's Cash Account and/or Share Unit
          Account will be paid
          in cash only, in either of the following ways, as elected by the member prior to the beginning of the first calendar year in which he or she defers receipt of payments under this Plan:

          (i) in a lump sum, with adjustments as referred to in paragraph 6.b below, on the first business day in January of the year following the year in which the member ceases to be a member of the Board of Trustees;
          or

          (ii) in a number of consecutive annual installments as elected by the member, not to exceed 10, beginning in the calendar year following the calendar year in which the member ceases to be a member of the Board of
          Trustees, the installment in each year to be paid on the first business day of
          January in such year, and each installment to equal an amount determined by dividing (x) the total amount in the member's Cash Account and Share Unit
          Account on the payment date (valuing the Share Unit
          Account based on the
          Fair Market Value of the Common Stock on such date), by
          (y) the number of
          annual installments elected by the member that remain unpaid (including the installment to be paid on such date).

          Except as provided in paragraph 6.b below, once filed with the Treasurer, a member's election under this paragraph 6 as to the method by which deferred amounts will be paid to him or her will be irrevocable.

     b. If a member or former member of the Board of Trustees, or any beneficiary of the member after the member's death, incurs a severe financial hardship, the
          Treasurer, in his or her sole discretion, may revise the schedule for payments from his or her Cash Account (including the making of immediate payments) to the extent reasonably necessary to eliminate the severe financial hardship;
          provided that no revision shall be made with respect to the schedule for payments from the member's or former member's Share Unit Account. Any such severe financial hardship must have been caused by an accident, illness, or event beyond the control of the member, former member, or beneficiary.

     c. If at the time of death of a member or former member of the Board of
          Trustees, there is any balance in his or her individual Cash Account and/or
          Share Unit Account under the Plan, Eastern will pay such balance (as adjusted under paragraph 6.b above) in cash only to the beneficiary or beneficiaries designated by the member on a form satisfactory to the Treasurer. At the member's election, such payment will be made in a lump sum on the first business day of January of the year following the year of the member's death or in a number of consecutive annual installments as elected by the member, not to exceed 10, beginning in the calendar year following the year of the member's death, each annual installment to be paid on the first business day of
          January in such year, and the amount of each installment to be calculated in the manner provided in paragraph 6.a above. The member may at any time change his or her designation of beneficiary or beneficiaries and the schedule for payments to such beneficiary or beneficiaries with respect to amounts in his or her Cash Account by filing an additional form with the Treasurer. The member may at any time change his or her designation of beneficiary or beneficiaries with respect to amounts in his or her Share Unit Account by filing an additional form with the Treasurer. However, the member's election as to the schedule for payments to his or her beneficiary or beneficiaries from a Share Unit Account must be made prior to the beginning of the first calendar year in which he or she defers receipt of payments into a Share Unit Account under the Plan, and shall be irrevocable thereafter until six months and one day following the date on which such member ceases to be a member of the
          Board of Trustees, after which time such former member may at any time change the schedule for payments to such beneficiary or beneficiaries with respect to amounts in his or her Share Unit Account.


7.   Payments Under the Plan

     Eastern will comply with any requirements which may be established by law with respect to payments under the Plan, including the filing of any notices and the withholding of any taxes which may be required.


8.   Rights of Members and Other Persons

     Any rights accruing to any member of the Board of Trustees of Eastern or other person under the Plan will be solely those of an unsecured general creditor of Eastern. Such rights may not be assigned or otherwise transferred by such member or person and will not be subject to be taken by creditors of such member or person by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such extent as may be required by law.


9.   Modification and Termination of the Plan

     The Plan may be amended or terminated by the Board of Trustees of Eastern at any time, in whole or in part, such amendment or termination to become effective on the date specified by the Board of Trustees.


10.  Effective Date of the Plan

     The Plan is effective as of April 1, 1980.



____________________
As Amended by the Board of Trustees January 27, 1994